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                                                                     EXHIBIT 5.1

                            NETSOL TECHNOLOGIES, INC.
                         24025 Park Sorrento, Suite 220
                               Calabasas, CA 91302

                                 March 27, 2002

Ladies and Gentlemen:

I am the General Counsel of NetSol Technologies, Inc., a Nevada corporation (the "Company"). I am delivering this opinion in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of up to an aggregate of 10,000,000 shares of the Common Stock, $0.001 par value per share (the "Shares"), which are available to be issued upon the exercise of stock options from time to time under the Company's 2001 Incentive and Nonstatutory Stock Option Plan (the "Plan"). This opinion is delivered in connection with the Registration Statement on Form S-8 (the "Registration Statement"), to which this opinion is attached as an exhibit, to be filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

In rendering the opinion set forth herein, I have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to my satisfaction to be true and correct copies thereof, as I have deemed necessary under the circumstances.

I am a member of the Bar of the State of California, and I express no opinion as to the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Nevada and the federal laws of the United States of America.

Based upon the foregoing examinations of law and fact as I have deemed necessary, and in reliance thereon, and subject to compliance with the applicable state securities laws, I am of the opinion that the Shares have been duly authorized, and when offered, sold, issued and paid for pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable.

I am the holder of Common Stock of the Company and/or options to purchase Common Stock granted under the Company's other stock option plans which in the aggregate represent less than 1% of the Company's outstanding Common Stock.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                                   Very truly yours,

                                                   /s/ Malea Farsai

                                                   Malea Farsai
                                                   General Counsel